Exhibit 99.1

For Immediate Release:	Contact: John Daniel
Monday, April 16, 2007	(713) 651-4300

KEY ENERGY REPORTS DEATH OF DANIEL DIENSTBIER, DIRECTOR

HOUSTON, TX, April 16, 2007 — Key Energy Services, Inc. (Pink Sheets: KEGS) announced today that Daniel L. Dienstbier, a member of Key Energy Services’ Board of Directors, passed away on April 13, 2007.  Mr. Dienstbier, 66, was appointed to the Company’s Board of Directors on January 9, 2006 and served on the Executive Committee and the Corporate Governance and Nominating Committee.  Funeral services will be held this Thursday in Omaha, Nebraska.

Dick Alario, Chairman and CEO, commented, “We are deeply saddened by Dan’s passing.  He provided needed and valuable insight since early 2006 as we began to navigate Key’s future.  His guidance and leadership will be missed.  On behalf of the Company and our Board of Directors, I wish to express our sincere condolences to Dan’s wife, Barb, and all of his family.”

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

1301 McKinney Street, Suite 1800, Houston, TX 77010